UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2014

LIBERTY BROADBAND CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36713	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement
Item 2.01. Completion of Acquisition or Disposition of Assets

On November 4, 2014 at 5:00 p.m., New York City time (the “Effective Time”), Liberty Media Corporation (“Liberty”) completed its previously announced spin-off (the “Spin-Off”) of its former wholly-owned subsidiary Liberty Broadband Corporation (the “Company”).

The Spin-Off was accomplished by the distribution (the “Distribution”) by Liberty of a dividend of (i) one-fourth of a share of the Company’s Series A common stock for each outstanding share of Liberty’s Series A common stock as of 5:00 p.m., New York City time, on October 29, 2014 (such date and time, the “Record Date”), (ii) one-fourth of a share of the Company’s Series B common stock for each outstanding share of Liberty’s Series B common stock as of the Record Date and (iii) one-fourth of a share of the Company’s Series C common stock for each outstanding share of Broadband’s Series C common stock as of the Record Date, in each case, with cash issued in lieu of fractional shares. As a result of the Spin-Off, the Company is an independent, publicly traded company and its assets and liabilities consist of  its 26% ownership interest in, and warrants to purchase additional shares of, Charter Communications, Inc., its 100% ownership interest in TruePosition, Inc., a minority equity investment in Time Warner Cable Inc. (“TWC”), certain deferred tax liabilities, liabilities related to a TWC call option and $320 million in indebtedness (with an additional $80 million available to be drawn). Prior to the Spin-Off, the Company distributed $300 million in cash to Liberty (the source of which was proceeds from the Company’s margin loan entered into prior to and in connection with the Spin-Off).

In connection with the Spin-Off, the following agreements were entered into by the Company (the “Spin-Off Agreements”):

•

a Reorganization Agreement, dated as of October 28, 2014, between the Company and Liberty, which provides for, among other things, the principal corporate transactions required to effect the Spin-Off, certain conditions to the Spin-Off and provisions governing the relationship between the Company and Liberty with respect to and resulting from the Spin-Off;

•

a Tax Sharing Agreement, dated as of November 4, 2014, between Liberty and the Company, which governs the allocation of taxes, tax benefits, tax items and tax-related losses between Liberty and the Company;

•

a Services Agreement, dated as of November 4, 2014, by and between Liberty and the Company, which governs the provision by Liberty to the Company of specified services and benefits following the Spin-Off;·

•

a Facilities Sharing Agreement, dated as of November 4, 2014, by and among the Company, Liberty and Liberty Property Holdings, Inc. (a subsidiary of Liberty), pursuant to which the Company shares office facilities with Liberty; and·

•

three Aircraft Time Sharing Agreements, each dated as of November 4, 2014, by and between Liberty or two of its wholly-owned subsidiaries and the Company, which govern the lease for each of three aircraft owned by Liberty or in which a wholly-owned subsidiary of Liberty owns a fractional interest from Liberty to the Company and the provision of fully qualified flight crew for all operations on a periodic, non-exclusive time sharing basis.

The section of the prospectus forming a part of Amendment No. 3 to the Company’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 23, 2014 (File No. 333-197619) (the “Prospectus”), entitled “Certain Relationships and Related Party Transactions—Relationships Between Broadband and Liberty,” which describes the material terms of the Spin-Off Agreements, is incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Spin-Off Agreements, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K.

Item 3.03.  Material Modification to Rights of Securities Holders

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 3, 2014, the Company filed its Restated Certificate of Incorporation (the “Restated Charter”) with the Delaware Secretary of State, which was effective as of 4:01 p.m. EST on November 4, 2014.  The Restated Charter provided for the reclassification of the Company’s former Common Stock, par value $0.01 per share, into the Company’s Series A common stock, Series B common stock and Series C common stock  (the “Company

Common Stock”).  The Restated Charter sets forth the terms of the Company Common Stock and describes the rights of holders of the Company Common Stock.  The Series A common stock and Series C common stock began trading on the Nasdaq Global Select Market on a when-issued basis on November 4, 2014 under the temporary symbols “LBDAV” and “LBDKV” and began trading in the regular way under the permanent symbols “LBRDA” and “LBRDK” on November 5, 2014. The Series B common stock began quotation on the OTC Markets on a when-issued basis on November 4, 2014 under the temporary symbol “LBDBV” and began quotation in the regular way under the permanent symbol “LBRDB” on November 5, 2014.

Also on November 4, 2014, effective as of the Effective Time, the Company restated its bylaws (the “Bylaws”) to read as filed as Exhibit 3.2 this Current Report on Form 8-K.

The sections of the Prospectus entitled “Authorized Capital Stock”, “Our Common Stock”, “Our Preferred Stock” and “Other Provisions of our Certificate of Incorporation and Bylaws,” which describe certain provisions of the Restated Charter and Bylaws, are incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Restated Charter and the Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Richard N. Baer from the Board of Directors

In connection with the closing of the Spin-Off, Richard N. Baer resigned from the Company’s board of directors, effective immediately prior to the Effective Time. Mr. Baer remains Senior Vice President and General Counsel of the Company.

Appointment of New Directors

At the Effective Time, the size of the Company’s board of directors was increased to five directors, and to fill the vacancies and newly created directorships resulting from the resignation described above and the expansion of the board of directors, John C. Malone, Donne F. Fisher, Richard R. Green and John E. Welsh III were appointed to the board of directors of the Company. Following the appointments, the Company has a total of five directors divided among three classes and John C. Malone serves as Chairman of the board of directors of the Company.  Messrs. Malone and Mr. Maffei will serve as members of the Executive Committee of the board of directors of the Company.  Messrs. Fisher, Green and Welsh will serve as members of the Audit, Compensation and Nominating and Corporate Governance Committees of the board of directors of the Company.

Officers of the Company

In connection with the Spin-Off, the individuals listed below, who served as the executive officers of Liberty prior to the Spin-Off, were elected and appointed to serve as executive officers of the Company.

Name	Positions

Gregory B. Maffei Age: 54

Chief Executive Officer, President and a director of the Company.

Mr. Maffei has served as a director and the President and Chief Executive Officer of Liberty (including its predecessor) since May 2007. He has served as the President and Chief Executive Officer of Liberty Interactive Corporation (“Liberty Interactive”) since February 2006 and as a director since November 2005. He also served as its CEO-Elect from November 2005 through February 2006. He has also served as the President and Chief Executive Officer and a director of Liberty TripAdvisor Holdings, Inc. (“TripCo”) since July 2013. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, Chairman, President and Chief Executive Officer of 360networks Corporation, and Chief Financial Officer of Microsoft Corporation.

Richard N. Baer Age: 57

Senior Vice President and General Counsel of the Company.

Mr. Baer has served as Senior Vice President and General Counsel of Liberty and Liberty Interactive since January 2013 and as Senior Vice President and General Counsel of TripCo since July 2013. He previously served as Executive Vice President and Chief Legal Officer of UnitedHealth Group Incorporated from May 2011 to December 2012, as Executive Vice President and General Counsel of Qwest Communications International Inc. from December 2002 to April 2011 and as Chief Administrative Officer from August 2008 to April 2011.

Albert E. Rosenthaler Age: 55

Senior Vice President of the Company.

Mr. Rosenthaler has served as a Senior Vice President of Liberty since May 2007, as a Senior Vice President of Liberty Interactive since April 2002, as a Senior Vice President of TripCo since July 2013 and as a director of TripCo since August 2014.

Christopher W. Shean Age: 49

Senior Vice President and Chief Financial Officer of the Company.

Mr. Shean has served as a Senior Vice President of Liberty since May 2007 and the Chief Financial Officer since November 2011. He previously served as Controller of Liberty (including its predecessor) from May 2007 to October 2011, as a Vice President of Liberty Interactive from October 2000 to January 2002 and as the Controller of Liberty Interactive from October 2000 to October 2011. He has served as a Senior Vice President of Liberty Interactive since January 2002 and as the Chief Financial Officer since November 2011. He has also served as a Senior Vice President and the Chief Financial Officer of TripCo since July 2013.

Item 8.01.  Other Events

On November 4, 2014,  Liberty issued a press release (the “Press Release”) announcing the completion of the Spin-Off. The full text of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits

(b) The information required to be filed pursuant to Items 2.01 and 9.01 pursuant to Article 11 of Regulation S-X is incorporated by reference to the Financial Statements included in the Prospectus under the heading “Liberty Broadband Corporation.”

(d)  Exhibits

Exhibit No.	Name

2.1	Reorganization Agreement, dated as of October 28, 2014, between Liberty Media Corporation and Liberty Broadband Corporation
3.1	Restated Certificate of Incorporation of Liberty Broadband Corporation
3.2	Bylaws of Liberty Broadband Corporation
10.1	Tax Sharing Agreement, dated as of November 4, 2014, between Liberty Media Corporation and Liberty Broadband Corporation
10.2	Services Agreement, dated as of November 4, 2014, by and between Liberty Media Corporation and Liberty Broadband Corporation
10.3	Facilities Sharing Agreement, dated as of November 4, 2014, by and among Liberty Broadband Corporation, Liberty Media Corporation and Liberty Property Holdings, Inc.
10.4	Aircraft Time Sharing Agreements, dated as of November 4, 2014, by and between Liberty Media Corporation and Liberty Broadband Corporation
10.5	Aircraft Time Sharing Agreement, dated as of November 4, 2014, by and among Liberty Citation, Inc., Liberty Denver Arena, LLC and Liberty Broadband Corporation
99.1	Press Release, dated November 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2014

LIBERTY BROADBAND CORPORATION

By:  /s/ Wade Haufschild

Name: Wade Haufschild

Title:   Vice President

EXHIBIT INDEX

Exhibit No.	Name

2.1	Reorganization Agreement, dated as of October 28, 2014, between Liberty Media Corporation and Liberty Broadband Corporation
3.1	Restated Certificate of Incorporation of Liberty Broadband Corporation
3.2	Bylaws of Liberty Broadband Corporation
10.1	Tax Sharing Agreement, dated as of November 4, 2014, between Liberty Media Corporation and Liberty Broadband Corporation
10.2	Services Agreement, dated as of November 4, 2014, by and between Liberty Media Corporation and Liberty Broadband Corporation
10.3	Facilities Sharing Agreement, dated as of November 4, 2014, by and among Liberty Broadband Corporation, Liberty Media Corporation and Liberty Property Holdings, Inc.
10.4	Aircraft Time Sharing Agreements, dated as of November 4, 2014, by and between Liberty Media Corporation and Liberty Broadband Corporation
10.5	Aircraft Time Sharing Agreement, dated as of November 4, 2014, by and among Liberty Citation, Inc., Liberty Denver Arena, LLC and Liberty Broadband Corporation
99.1	Press Release, dated November 4, 2014